Exhibit 10.5

[FORM OF]

TRUNORTH BANK

NON-QUALIFIED SUPPLEMENTAL
EMPLOYEE STOCK OWNERSHIP PLAN

[FORM OF]

TRUNORTH BANK

NON-QUALIFIED SUPPLEMENTAL
EMPLOYEE STOCK OWNERSHIP PLAN

1. Purpose

This Non-Qualified Supplemental Employee Stock Ownership Plan (the “Plan”) provides each Participant (as defined herein) or their Beneficiaries (as defined herein) with the economic value of the annual allocations that would otherwise be credited to the Participant’s account under the TruNorth Bank Employee Stock Ownership Plan (“ESOP”) but for the limitations imposed by Section 415 of the Internal Revenue Code (the “Code”) and the cap on includible compensation imposed by Section 401(a)(17) of the Code.

The benefits provided under this Plan constitute deferred compensation for “a select group of management or highly compensated employees” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Plan is intended to comply with Section 409A of the Code and the regulatory guidance and other guidance issued thereunder.

2. Definitions

Where the following words and phrases appear in the Plan, they shall have the respective meaning as set forth below unless the context clearly indicates the contrary. Except to the extent otherwise indicated herein, and to the extent inconsistent with the definitions provided below, the definitions contained in the ESOP are applicable under the Plan.

2.1 “Annual ESOP Credit” means the amount credited to the Participant’s account in the Plan, determined as set forth in Section 5.1 hereof.

2.2 “Applicable Limitations” means one or more of the following, as applicable: (i) the maximum limitations on annual additions to a tax-qualified defined contribution plan under Section 415(c) of the Code; or (ii) the maximum limitation on the annual amount of compensation that may, under Section 401(a)(17) of the Code, be taken into account in determining contributions to and benefits under tax-qualified plans.

2.3 “Bank” means TruNorth Bank.

2.4 “Beneficiary” means the person designated by the Participant under the ESOP to receive the Supplemental ESOP Benefit if the Participant’s dies.

2.5 “Board of Directors” means the Board of Directors of the Bank.

2.6 “Change in Control” means (i) a change in ownership of the Bank or the Company under paragraph (a) below, or (ii) a change in effective control of the Bank or the

Company under paragraph (b) below, or (iii) a change in the ownership of a substantial portion of the assets of the Bank or the Company under paragraph (c) below:

(a)
Change in the ownership of the Bank or the Company. A change in the ownership of the Bank or the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of such entity that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such entity; or
(b)
Change in the effective control of the Bank or the Company. A change in the effective control of the Bank or the Company shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)(D)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or the Company possessing 30% or more of the total voting power of the stock of the Bank or the Company; or (ii) a majority of members of the Bank’s or the Company’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of such entity’s Board of Directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Bank or the Company is another corporation; or
(c)
Change in the ownership of a substantial portion of the Bank’s or the Company’s assets. A change in the ownership of a substantial portion of the Bank’s or the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of such entity immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of such entity, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring entity immediately after the transfer; or

(d)
For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulation Section 1.409A-3(i)(5), except to the extent modified herein.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

2.8 “Committee” means the Compensation Committee of the Board of Directors of the Bank.

2.9 “Company” means Hometown Financial Group, Inc., a Maryland corporation.

2.10 “Disability” means any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months that renders the Participant unable to engage in any substantial gainful activity. For all purposes hereunder, the definition of Disability shall be construed to be consistent with the requirements of Treasury Regulation Section 1.409A- 3(i)(4).

2.11 “Effective Date” means January 1, 2027.

2.12 “Employee” means an employee of the Employer on whose behalf benefits are payable under the ESOP.

2.13 “Employer” means the Bank or the Company, as applicable, and any successors by merger, purchase, reorganization or otherwise. If a subsidiary or affiliate of the Employer adopts the Plan, it shall be deemed the Employer with respect to its employees.

2.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

2.15 “ESOP” means the tax-qualified TruNorth Bank Employee Stock Ownership Plan, and any successor thereto.

2.16 “Fair Market Value” means, with respect to a share of Stock on the Valuation Date:

(a)
the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market and without regard to after-hours trading activity; or
(b)
if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or
(c)
if (a) and (b) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder.

2.17 “Participant” means an Employee who has been designated for participation in this Plan pursuant to Section 3.1.

2.18 “Phantom Shares” means the unit of measurement of a Participant’s Account hereunder denominated in hypothetical shares of Stock. On any Valuation Date, one Phantom Share shall have a value equal to the Fair Market Value of one share of Stock on such date.

2.19 “Plan” means TruNorth Bank Non-Qualified Supplemental Employee Stock Ownership Plan, as set forth herein and as may be amended from time to time.

2.20 “Plan Year” means the period from January 1 to December 31.

2.21 “Separation from Service” means the Employee’s death or other termination of employment with the Bank within the meaning of Code Section 409A. A Separation from Service shall not be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Employee’s right to re-employment is provided by law or contract. If the leave exceeds six months and the Employee’s right to re-employment is not provided by law or by contract, then the Employee shall have a Separation from Service on the first date immediately following such six-month period.

Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Employer and the Employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Employee would perform after such date (whether as an Employee or as an independent contractor) would permanently decrease to no more than 50% of the average level of bona fide services performed over the immediately preceding 36 months (or such lesser period of time in which the Participant performed services for the Bank). The determination of whether a Participant has had a Separation from Service shall be made by applying the presumptions set forth in the Treasury Regulations under Code Section 409A.

2.22 “Specified Employee” means any Participant who also satisfies the definition of “key employee” as such term is defined in Code Section 416(i) (without regard to paragraph 5 thereof). If a Participant is a Specified Employee, no distribution shall be made to such Participant upon Separation from Service (other than due to death or Disability) prior to the first day of the seventh month following Separation from Service.

2.23 “Stock” means the common stock of the Company, $0.01 par value per share.

2.24 “Supplemental ESOP Account” means the bookkeeping account to which a Participant’s Annual ESOP Credits and earnings thereon are credited.

2.25 “Supplemental ESOP Benefit” means the value of the Participant’s Account as of the most recent Valuation Date.

2.26 “Valuation Date” means for so long as there is a generally recognized market for the Stock each business day. If at any time there shall be no generally recognized market for the Stock, then “Valuation Date” means the last day of each Plan Year as determined from time to time by the Committee.

3. Participation and Vesting

3.1 Designation to Participate. Matthew S. Sosik, Chairman of the Board and Chief Executive Officer of the Company and Bank, and Michael R. Wheeler, President of the Company and Bank shall be a Participant in the Plan effective as of the Effective Date. Upon the designation of the Committee, and subject to the approval of the Board of Directors, other Employees may become Participants at any time during the Plan Year. Each Employee, other than Messrs. Sosik and Wheeler, that is selected by the Committee to participate in the Plan shall be set forth on Exhibit A attached hereto and made a part hereof.

3.2 Continuation of Participation. An Employee who has become a Participant shall remain a Participant so long as benefits are payable to or with respect to such Participant under the Plan.

3.3 Vesting. Each Participant’s Supplemental ESOP Benefit shall be 100% vested at all times.

4. Account

4.1 Supplemental ESOP Account. The Bank shall maintain for each Participant a Supplemental ESOP Account to which it shall credit all amounts credited thereto in accordance with Section 5.1 and 5.2 of the Plan.

4.2 Unsecured Creditor. The Participant’s interest in his or her Supplemental ESOP Account is limited to the right to receive payments under the Plan, and the Participant’s position is that of a general unsecured creditor of the Bank.

5. Contributions and Investment

5.1 Annual ESOP Credit. On the date on which shares of Stock are allocated to the Participant’s ESOP account for the relevant ESOP Plan Year, the Bank shall credit the Participant’s Supplemental ESOP Account with the Annual ESOP Credit. The Annual ESOP Credit is equal to the sum of the difference (denominated in Phantom Shares) between “(a)” and “(b),” where:

(a)
is the number of shares of Stock that would have been allocated to the ESOP account of the Participant for a Plan Year under the ESOP but for the Applicable Limitations; and
(b)
is the number of shares of Stock actually allocated to the account of the Participant for the relevant ESOP Plan Year.

5.2 Investment of Annual ESOP Credits. All Annual ESOP Credits allocated to the Participant’s Supplemental ESOP Account shall be deemed invested in Phantom Shares and all dividends deemed paid on Phantom Shares credited to each Participant’s Supplemental ESOP Account shall be immediately deemed to be reinvested in Phantom Shares. The Employer may establish a rabbi trust and set aside assets to informally fund the benefit obligations under this Plan, but the Bank is not obligated to do so.

5.3 Statement of Deferred Compensation Account. The Bank shall provide each Participant, within ninety (90) days following the end of the Plan Year, a statement setting forth the balance of the Participant’s Supplemental ESOP Account as of the last day of the previous Plan Year.

6. Distribution of the Supplemental ESOP Benefit

6.1 Time of Payment of the Supplemental ESOP Benefit. The Supplemental ESOP Benefit shall be payable to the Participant (or the Participant’s Beneficiary) in a lump sum within thirty (30) days of the earlier to occur of:

(a)
the Participant’s “Separation from Service,” other than due to death or Disability;
(b)
the Participant’s Disability;
(c)
the Participant’s death; or
(d)
a Change in Control of the Bank or the Company.

Notwithstanding anything herein to the contrary, if the Participant is a Specified Employee and the distribution under this Section is due to the Participants Separation from Service (other than due to death or Disability), then solely to the extent necessary to avoid penalties under Code Section 409A, the distribution (or any part thereof) shall be delayed and paid on the first day of the seventh month following Separation from Service.

6.2 Form of Supplemental ESOP Payments. A Participant’s Supplemental ESOP Benefit under Section 4.1 of this Plan shall be a benefit paid in cash equal to the Fair Market Value of the Participant’s Supplemental ESOP Account as of the most recent Valuation Date.

7. Administration of the Plan

7.1 Committee; Duties. This Plan shall be administered by the Committee. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of this Plan, that may arise in connection with the administration of the Plan; provided, however, that any such interpretations, rules and/or regulations shall be consistent with the requirements of Code Section 409A and any Treasury Regulations or other guidance issued thereunder.

7.2 Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

7.3 Binding Effect of Decisions. The decision or action of the Committee regarding any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7.4 Indemnity of Committee. The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

8. Claims Procedure

8.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within thirty (30) days.

8.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

(a)
the reason for denial, with specific reference to the Plan provisions on which the denial is based.
(b)
a description of any additional material or information required and an explanation of why it is necessary.
(c)
an explanation of the Plan’s claim review procedure.

8.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4 Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

8.5 Arbitration. If a claimant continues to dispute the benefit denial based upon completed performance of this Plan or the meaning and effect of the terms and conditions thereof, then the claimant may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

9. Amendment or Termination

9.1 Amendment of Plan. The Board shall have the right to amend the Plan, in whole or in part, provided, however, that no amendment shall reduce any Participant’s vested and accrued benefits.

9.2 Plan Termination. Subject to the requirements of Code Section 409A and the Treasury Regulations, in the event of the termination of this Plan, the Plan shall cease to operate and all benefits shall be immediately payable to the Participant by the Bank as if the Participant had terminated employment as of the effective date of the termination. Such termination of the Plan shall occur only under the following circumstances and conditions:

(a)
The Board may terminate the Plan within twelve (12) months of a corporate dissolution taxed under Code Section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A); provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.
(b)
The Board may terminate the Plan by irrevocable action within the thirty (30) days preceding, or twelve (12) months following, a Change in Control, provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Employer are terminated so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the date of the termination of the arrangements.
(c)
The Board may terminate the Plan provided that: (i) the termination \ does not occur proximate to a downturn in the financial health of the Bank or Company; (ii) all arrangements sponsored by the Bank that would be aggregated with this Plan under Treasury Regulations Section 1.409A-1(c) if the Participant covered by this Plan was also covered by any of those other arrangements are also terminated; (iii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within twelve (12) months of the termination of the arrangement; (iv) all payments are made within twenty-four (24) months of the termination of the arrangements; and (v) the Bank does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations Section 1.409A-1(c) if the Participant participated in both arrangements, at any time within three years following the date of termination of the arrangement.

10. Miscellaneous

10.1 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. However, the Employer may elect to fund for the benefits of Participants as described in Section 10.3 below. This Plan will continue to be unfunded for tax purposes and Title I of ERISA even if benefits are funded by the Employer under Section 10.3 below.

10.2 Unsecured General Creditor. The Participant and his or her Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or that may be acquired by the Employer. Such policies or other assets of the Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of the Employer’s assets shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise of the Employer to pay money in the future.

10.3 Trust Fund. The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Employer may establish one (1) or more rabbi trusts, with such trustees as the Board may approve, to provide for payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer’s creditors. To the extent any benefits provided under the Plan are actually paid from any such rabbi trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

10.4 Nonassignability. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.5 Expenses of Plan. All expenses of the Plan will be paid by the Employer.

10.6 Payment of Employment and Code Section 409A Taxes. Any distribution under this Plan shall be reduced by the amount of any taxes required to be withheld from such distribution. This Plan shall permit the acceleration of the time or schedule of a payment to pay employment-related taxes as permitted under Treasury regulation Section 1.409A-3(j) or to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder. In the latter case, such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

10.7 Acceleration of Payments. Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder.

10.8 Participation by Subsidiaries and Affiliates. If any employer is now or hereafter becomes a subsidiary or affiliated company of the Employer and its employees participate in the ESOP, the Board of Directors may authorize such subsidiary or affiliated company to participate in this Plan upon appropriate action by such employer necessary to adopt the Plan.

10.9 Delivery of Elections to Committee. All elections, designation, requests, notices, instructions and other communications required or permitted under the Plan from the Employer, a Participant, Beneficiary or other person to the Committee shall be on the appropriate form, shall be mailed by first-class mail or delivered to such address as shall be specified by such Committee, and shall be deemed to have been given or delivered only upon actual receipt thereof by such Committee at such location.

10.10 Delivery of Notice to Participants. All notices, statements, reports and other communications required or permitted under the Plan from the Employer or the Committee to any Participant, Beneficiary or other person, shall be deemed to have been duly given when: (i) delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such person at this address last appearing on the records of the Committee, or (ii) given by email to the recipient’s email address on file with the Employer.

10.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

11. Construction of the Plan

11.1 Construction of the Plan. The provisions of this Plan shall be construed, regulated, and administered according to the laws of the Commonwealth of Massachusetts, to the extent not superseded by Federal law.

11.2 Counterparts. This Plan has been established by the Employer in accordance with the resolutions adopted by the Board of Directors and may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute one instrument, which may be sufficiently evidenced by any one counterpart.

11.3 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

[signature page follows]

IN WITNESS WHEREOF, the Bank, acting through its authorized officer, has adopted this Plan.

TRUNORTH BANK

Date	By:

TRUNORTH BANK

Exhibit A

Participant	Date of Participation

A-1

TRUNORTH BANK
NONQUALIFIED SUPPLEMENTAL

EMPLOYEE STOCK OWNERSHIP PLAN

BENEFICIARY DESIGNATION FORM

Name:__________________________________________________________________

I hereby designate the following Beneficiary(ies) to receive any guaranteed payments or death benefits under the Plan following my death:

PRIMARY BENEFICIARY:

Name:____________________________________ % of Benefit:___________________

Name:____________________________________ % of Benefit:___________________

Name:____________________________________ % of Benefit:___________________

SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease me):

Name:____________________________________ % of Benefit:___________________

Name:____________________________________ % of Benefit:___________________

Name:____________________________________% of Benefit: ___________________

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect and this Beneficiary Designation is revocable.

Date	Participant

RECEIPT ACKNOWLEDGED:

Date	By:

A-2